UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rhino Productions, Inc.
(Name of Small Business Issuer in its charter)

Nevada	5812	42-1743094
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16887 NW King Richards Court
Sherwood, Oregon 97140
(925) 234-1783

(Address and telephone number of principal executive offices)

16887 NW King Richards Court
Sherwood, Oregon 97140
(925) 234-1783

(Address of principal place of business or intended principal place of business)
Genesis Corporate Development, LLC
818 Rising Star Boulevard
Henderson, Nevada 89014

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable following filing with the Securities and Exchange Commission.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  []

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. []

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	750,000	$0.10[1]	$75,000	$2.30 [2]

[1]      No exchange or over-the-counter market exists for Rhino Productions, Inc’s. common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Prospectus
Rhino Productions Inc.

PROSPECTUS

750,000 Shares of Common Stock
$0.001 Par Value No Minimum
$0.10 per share

Rhino Productions, Inc. (“RPI” “or the “Company”) is offering on a best-efforts basis 750,000 shares of its common stock at a price of $0.10 per share. The shares are intended to be sold directly through the efforts of Ronald G. Brigham, the sole officer and director of RPI. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

RPI is not using an underwriter. The offering does not require that the Company sell a minimum number of shares. There is no arrangement to place the proceeds from this offering in escrow, trust or similar account. The proceeds from the sale of the shares in this offering will be payable to Rhino Productions, Inc.

The offering shall terminate on the earlier of (i) the date when the Company decides to do so, or (ii) RPI may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

Prior to this offering, there has been no public market for RPI’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$ 0.10	$ 0.00	$ 0.10

Maximum	750,000	$ 75,000	$ 0.00	$ 75,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. RPI may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Rhino Productions, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______

TABLE OF CONTENTS

PART 1: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS	5
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
PLAN OF DISTRIBUTION	18
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
DESCRIPTION OF SECURITIES	22
INTEREST OF NAMED EXPERTS AND COUNSEL	24
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	25
ORGANIZATION WITHIN LAST FIVE YEARS	25
DESCRIPTION OF BUSINESS	25
MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION	29
DESCRIPTION OF PROPERTY	33
CERTAIN RELATIONSHIPS AND RELATED STOCKHOLDER MATTERS	34
EXECUTIVE COMPENSATION	36
FINANCIAL STATEMENTS	37

PART II; INFORMATION NOT REQUIRED IN PROSPECTUS

INDENFICATION OF DIRECTORS AND OFFICERS	39
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	39
RECENT SALES OF UNREGISTERED SECURITIES	40

EXHIBITS	41

UNDERTAKINGS	42

SIGNATURES	43

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 8 - 15.

THE COMPANY
Rhino Production, Inc. (“RPI”  or the “Company”) was incorporated in the state of Nevada on October 16, 2007. RPI has a principal business objective of providing cost effective, high quality coffee and wine products, accessories and related equipment for the discriminating consumer, at convenient locations to the discerning gourmet, the general public and all levels of consumers eager to expand their interest in fine coffee and wine. RPI is a one-stop, wine and coffee company for the discerning consumer and exceeds all industry standards for quality while providing general and specialty merchandise..

RPI is a development stage company that has not significantly commenced its planned principal operations and has no significant assets. The Company’s operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of the Company’s business plan;

3. Obtaining capital through sales of shares of Common Stock to its founders; and

4. Exploration of locations satisfactory for the Company’s initial retail establishment.

RPI is attempting to become fully operational. In order to generate revenues, the Company must address the following areas:

1. Establish our website: Establishing our presence on the Internet is critical to reaching a broad consumer base. We are in the process of developing a website. To date, we have not secured a web site address, nor do we have an operational web site. We expect this web site to be a primary marketing tool whereby we will disseminate information on our products and services.

2. Develop and Implement a Marketing Plan: In order to promote our company and establish our brand, we believe we will be required to develop and implement a comprehensive marketing plan. We plan to use our Internet site to be the focus of our marketing and sales efforts. We intend to advertise our site through the use of banner advertisements and search engine placement. To date, we have no marketing or sales initiatives or arrangements. Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base. At the present time, each potential customer generally obtains his or her gourmet coffee,  fine wine and supplies from several different sources. The Company plans to combine the sale of coffee and fine wines in a retail establishment conveniently located. The Company’s units prepare and stock the actual items most generally needed or whose use is reasonably anticipated, or to enter into strategic alliances with manufacturers or large distributors who will maintain such items.

Since our inception on October 16, 2007 to October 31, 2007, the date of our audited statements, we did not generate any significant revenues and have incurred a cumulative net loss of $10,260. We believe that the $75,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

RPI currently has one officer and director, who is the same individual. This individual allocates time and personal resources to RPI on a part-time basis.

As of the date of this prospectus, the Company has 2,350,000 shares of $0.001 par value common stock issued and outstanding.

RPI has administrative offices located at 16887 NW King Richard Court, Sherwood, Oregon 97140 with a telephone number of (925) 234-1783.

Rhino Productions, Inc.’s fiscal year end is December 31.

THE OFFERING

RPI’s common stock is not presently traded on any market or securities exchange. 2,350,000 shares of common stock are issued and outstanding as of the date of this prospectus. RPI plans to offer its shares to the public, with no minimum amount to be sold.

RPI is offering for sale common stock.  If we are unable to sell its stock and raise money, RPI’s business would fail as it would be unable to complete its business plan.

There is currently no public market for the common stock. Rhino Productions, Inc. intends to apply to have the common stock quoted on the OTC Bulletin Board (OTC BB). No trading symbol has yet been assigned. RPI’s Officer, Director owns 2,125,000 shares of Restricted Common Stock.  Two non-affiliated entities own 200,000 shares of Restricted Common Stock. There are 2,350,000 shares of common stock issued and outstanding as of the date of this prospectus.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this registration statement, no filing has been made. The current absence of a pubic market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

RPI is offering on a self-underwritten basis 750,000 shares of its common stock at a price of $0.10 per share. The proceeds from the sale of the shares in this offering will be payable to “Rhino Productions, Inc.” and will be deposited in the Company’s bank for the development and institution of the business plan. All subscription agreements and checks are irrevocable and should be delivered to the Company at 16887 NW King Richard Court, Sherwood, Oregon 97140. Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be made immediately available to the Company (see the section titled “Plan of Distribution” herein). The offering shall terminate on the earlier of (i) the date when the sale of all 750,000 shares is completed or the Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to RPI’s assets, book value, historical earnings or net worth.

RPI will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

The Company has not presently secured a independent stock transfer agent, but has identified one that will be retained upon close of the offering to facilitate the processing of stock certificates. Such transfer agent will be Delos Stock Transfer, LLC, 665 Ashford Place, Brentwood, California 94513, having a telephone number of (925) 420-6315.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for RPI’s Common Stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from RPI financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As of October 31, 2007

Revenues	$0

Operating Expenses	$0

Earnings (Loss)	$0

Total Assets	$5,350

Total Liabilities	$300

Working Capital	$5,050

Shareholder’s Equity	$5,050

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RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot assure any investor that we will successfully address these risks.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE RONALD G. BRIGHAM, THE COMPANY’S SOLE OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF THE COMPANY ISSUED AND OUTSTANDING COMMON STOCK.

Ronald G. Brigham, the Company’s sole director and executive officer beneficially owns 91.5% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by the Company security holders, including the election of directors. Assuming the maximum amount of shares of this offering is sold, Mr. Brigham would retain 68.6% ownership in the Company’s common stock Such concentrated control may also make it difficult for the Company’s other stockholders to receive a premium for their shares of RPI’s common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF RPI FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development-stage company, RPI expects to face substantial risks, uncertainties, expenses and difficulties. RPI was formed in Nevada on October 16, 2007. RPI has no demonstrable operations record of substance upon which you can evaluate RPI business and prospects. RPI prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. RPI cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, RPI has had only limited start-up operations and has generated minimal revenues. Taking these facts into account, independent auditors have expressed substantial doubt about RPI’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, RPI’s lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

RPI MAY NOT BE ABLE TO GENERATE REVENUES AS A WINE AND COFFER PURVEYOR.

RPI expects to earn revenues solely from its gourmet coffee and premium wine bars. In the opinion of the sole Company officer and director, the Company reasonably believes that it will begin to generate revenues within approximately twelve months from the date the offering is sold.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The coffee and wine industry is highly competitive. Many Company competitors are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. RPI cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

RPI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

RPI has limited capital resources. To date, the Company has funded its operations from the initial sale of stock to a limited number of founders and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless RPI begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available to us in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of the offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN RPI BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

There is no public market for RPI’s common stock. All of the issued and outstanding common stock is currently held by Ronald G. Brigham, Ramsgate Group, Inc. and Jameson Capital, LLC. Therefore, the current and potential market for the Company’s common stock is limited. In the absence of being listed, no market is available for investors in the common stock to sell their shares. RPI cannot guarantee that a meaningful trading market will develop.

If RPI’s stock ever becomes tradable, of which the Company cannot guarantee success, the trading price of the Company’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond RPI’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Common Stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE THE COMPANY’S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Rhino Productions, Inc.’s shares, thereby reducing the level of trading activity in any secondary market that may develop for the shares. Consequently, investors in the Company’s securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The founding shareholders acquired 2,350,000 restricted shares of RPI’s Common Stock at a price per share of $0.00228. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s Common Stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

ALL OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF THE COMPANY COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 2,350,000 shares of Common Stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided RPI is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one shareholder who owns 2,150,000 restricted shares or 91.49% of the aggregate shares of outstanding common stock. At such time as these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of RPI’s Common Stock in any market that might develop.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR’S SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF ITS COMMON STOCK COULD BE ADVERSELY AFFECTED.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in RPI’s shares, thereby reducing the level of trading activity in any secondary market that may develop. Consequently, owners of RPI’s securities may find it difficult to sell their securities, if at all.

RPI’S AUDITOR HAS SUBSTANTIAL DOUBTS AS TO RPI’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our October 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unable or unwilling to loan or advance any capital to RPI we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “October 31, 2007 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. RPI incurred no net loss for the period from inception to October 31, 2007 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our  common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

RPI is a development stage company and has not even begun the initial stages of product sourcing. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on October 16, 2007 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of products, the purchasing of samples and marketing products to prospective business customers in order to enable the company enter into the wine and coffee business.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

BECAUSE MANAGEMENT DOES NOT HAVE ANY TECHNICAL EXPERIENCE IN THE FINE ART SECTOR, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

While management has training and experience in project estimating, cost accounting, retail store openings, personnel management and the compliance issues surrounding public entities, management does not have technical training in retail wine distribution. As a result, we may not be able to recognize and take advantage of opportunities in the fine wine sector without the aid of consultants. Also, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the wine industry. Management’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR ABILITY TO OPEN A NEW FACILITY WILL BE CONTINGENT ON OBTAINING PROPER BUILDING AND MUNICIPAL PERMITS. IF WE ARE UNABLE TO DO SO, OUR BUSINESS WILL FAIL.

In order to open a new stor/bar location, construction and operating permits must be acquired from various governmental agencies. Depending upon zoning, our proposed usage may be unacceptable to these governing bodies. In such circumstances, we will be forced to abandon the location and seek out another. If no suitable location can be found, our business will fail.

RPI’S SUCCESS IS DEPENDENT ON CURRENT MANAGEMENT, WHO MAY BE UNABLE TO DEVOTE SUFFICIENT TIME TO THE DEVELOPMENT OF RPI’S BUSINESS PLAN, WHICH COULD CAUSE THE BUSINESS TO FAIL.

RPI is heavily dependent on the management experience that our sole Officer and Director, Ronald Brigham, brings to the company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Brigham. In that instance, RPI may be unable to further its business plan. Additionally, Mr. Brigham is employed outside of RPI.  Mr. Brigham has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of RPI’s business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to RPI and RPI would be unable to develop its business plan.

BECAUSE ONE EXISTING STOCKHOLDER OWNS A MAJORITY OF THE OUTSTANDING COMMON STOCK, FUTURE CORPORATE DECISIONS WILL BE CONTROLLED BY THIS PERSON, WHOSE INTERESTS MAY DIFFER FROM THE INTERESTS OF OTHER STOCKHOLDERS, AND MAY BE ADVERSE TO THOSE OTHER SHAREHOLDERS' INTERESTS.

Currently, our Officer, sole Director owns 91.4% of the outstanding shares of the Company.  If we are successful in selling all the shares in this Offering, the sole Officer and Director will own approximately 68.55% of the outstanding shares of common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of this stockholder may differ from the interests of the other stockholders, and they may make decisions, as a stockholder, with which the other stockholders may not agree. Such decisions may be detrimental to RPI’ business plan and/or operations and they may cause the business to fail.

THERE IS CURRENTLY NO MARKET FOR RPI’S COMMON STOCK, BUT IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

There is currently no market for RPI’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of RPI’s common stock will be subject to wide fluctuations in response to several factors including:

o	The ability to complete the development of RPI in order to provide those products and services to the public;
o	The ability to generate revenues from sales;
o	The ability to generate brand recognition of the RPI products and services and acceptance by consumers;
o	Increased competition from competitors who offer competing services; and
o	RPI’s financial condition and results of operations.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC’S PENNY STOCK REGULATIONS AND THE NASD’S SALES PRACTICES REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1 of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WHILE RPI EXPECTS TO APPLY FOR LISTING ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM, OR BOTH

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

SALES OF OUR STOCK UNDER RULE 144 COULD REDUCE THE MARKET PRICE OF OUR SHARES.

All of the 2,150,000 shares of our common stock held by Mr. Brigham are restricted securities under Rule 144 of the Securities Act of 1933. None of our shares held by affiliates are currently eligible for resale until 90 days after the effective date of this registration statement. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of not less than one year, may not sell more than one percent of the total issued and outstanding shares in any 90 day period and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to re-sales of shares under Rule 144(k). The availability for sale of substantial quantities of Common Stock under Rule 144 could reduce prevailing market prices of our securities.

BECAUSE WE DO NOT HAVE AN AUDIT COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE SOLE DIRECTOR, WHO IS NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The sole member of the Board of Directors is not an independent director. Thus, there is a potential conflict in that the sole board member is also engaged in  management and participates in decisions concerning management compensation and audit issues that may affect management performance.

RPI HAS LIMITED FINANCIAL RESOURCES AT PRESENT, AND PROCEEDS FROM THE OFFERING MAY NOT BE USED TO FULLY DEVELOP ITS BUSINESS.

RPI has limited financial resources at present; as of October 31, 2007, we had $5,350.00 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of RPI’s stock to general administrative functions. If RPI is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB, advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

RPI HAS NO CUSTOMERS TO DATE, AND MAY NOT DEVELOP SUFFICIENT CUSTOMERS TO STAY IN BUSINESS.

RPI has not sold any products or provided any services, and may be unable to do so in the future. In addition, if RPI is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business, and may have to adjust its business plan, or it may fail.

RPI MAY BE UNABLE TO COMPLETE ITS WEBSITE, WHICH IS NECESSARY TO PROMOTE AND MARKET ITS PRODUCTS.

RPI does not currently have a website as such the Company is not yet operational. RPI intends to use the website as a promotional and marketing tool for its customers to use. RPI has allocated from $3,000 up to $15,000 to develop its website in the next twelve months, if it is able to raise capital through this prospectus. RPI intends to use the website as an "on-line catalog" for its customers to be able to view the entire line of products and services. In addition, the website will be used as a tool for clients to use to download coupons and promotional incentives to visit the physical location or locations. If this website is not available, RPI may not be able to adequately market its products and services to potential customers.

RPI WILL RELY UPON CONSULTANTS FOR WEB-DEVELOPMENT AND THE CONSULTANT MAY NOT COMPLETE THE WORK WITHIN THE SET FRAMEWORK AND ON TIME.

RPI is also heavily dependent on the web consultant to develop the website in a timely matter and within budget. If the consultant does not fulfill his duties, RPI may not be able to find another consultant with specific expertise to develop its website.

IF WE DO NOT RECEIVE ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We have determined that our current operating funds are not sufficient to complete our intended business objectives. As of  October 31, 2007, we had cash on hand in the amount of $5,350.00. The net proceeds of our direct offering of the shares are estimated at $75,000 and are expected to be used for expenses related to this initial public offering. We will have to allocate additional capital for development costs of our future operating units. Our current cash position will not cover these costs. We will, therefore, need to raise additional capital in order to cover the costs of our business plan implementation. We do not currently have any arrangements for financing and may not be able to find such financing that is required. We currently do not have any operations and we do not have any income.

The most likely options for future funds that will be available to us are through debt financing and through the sale of equity capital. We will only be able to secure debt financing for location build out if we are able to prove that the proposed location is economically viable and adequate collateral can be pledged to the lender to cover the amount of the loan. We do not have any arrangements in place for debt financing or the sale of our securities.

These risk factors, individually or occurring together, would likely have a substantial negative effect on RPI’s business and would likely cause it to fail.

Forward-Looking Statements

This prospectus contains forward-looking statements about RPI business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. RPI can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandising concept that RPI expects to market, the Company’s ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. There is no assurance that RPI will raise the full $75,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Managements Discussion and Plan of Operation on page 29:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$18,750	$37,500	$56,250	$75,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$2,000	$2,000	$2,000	$2,000
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$800	$800	$800	$800
Transfer Agent Fees	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$4,800	$4,800	$4,800	$4,800

Net Proceeds From Offering	$13,950	$32,700	$51,450	$70,200

Less: USE OF NET PROCEEDS
Accounting Legal and Professional Fees	$1,000	$2,000	$3,000	$4,000
Office Equipment and Furniture	$1,000	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Sample Product Acquisition	$1,000	$10,000	$14,000	$16,000

SUB-TOTAL	$3,500	$14,700	$20,500	$23,500

Less: LEASE DEVELOPMENT
Real Estate Consulting	$6,750	$8,000	$10,000	$10,000
Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$8,750	$12,000	$16,000	$17,000

Less: ADMINISTRATION EXPENSES
Office, Telephone, Internet	$500	$1,000	$1,500	$1,500
Working Capital	$1,200	$5,000	$13,450	$28,200

SUB-TOTAL	$1,700	$6,000	$14,950	$29,700

TOTALS	$18,750	$37,500	$56,250	$75,000

Notes:

1 The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Travel Expenses are to be used for to trips, both domestic and foreign, to source products in France, Italy and Germany and to visit various domestic sites to meet with and discuss with real estate consultants about potential retail locations. Also, it may become necessary to travel to meet with potential independent contractors for the purpose of website development and market planning activities..

Once the company has successfully identified the promotional type of products it would like to carry in its product line, the company will purchase a limited number of samples of the selected products to showcase on its website.

The company will then hire an internet consultant to design and build a website that would showcase the products and the ambience of the cafes we intend to open, as well as what we have to offer to prospective customers. The design of our website will be such that a client will be able to make a purchase of products that are sold directly over the internet and well as in RPI’s retail locations.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement as well as the costs associated with the Company’s obligations to the SEC from filing required quarterly and annual reports under the SEC acts.

A total of $5,350 has been raised from the sale of stock to our Officer, sole Director and affiliates—this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $5,200. As of October 31, 2007, RPI had a balance of $5,350 in cash. This will allow RPI to pay the entire expenses of this offer from cash on hand. None of the offering expenses are anticipated to be paid out of the proceeds of this offering.

One of the purposes of the offering is to create an equity market, which allows RPI to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. RPI’s offering price for shares sold pursuant to this offering is set at $0.10. Our existing shareholders paid $0.00228 per. share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for RPI stock) and the high level of risk, considering the lack of operating history for RPI.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of RPI’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s sole officer, director and employee totaling 2,150,000 shares and 200,000 issued to two (2) non-affiliated investors at $0.0022766 per share versus the current offering price of $0.10 per share. Please refer to the section titled “Certain Transactions”, on Page __, for more information. RPI’s net book value on October 31, 2007, was $5,350 Assuming all 750,000 shares offered are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, RPI’s net book value will be approximately $0.259194 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.074081 per share while the Company’s present stockholders will receive an increase of $0.023643 per share in the net tangible book value of the shares that they hold. This will result in a 74.08% dilution for purchasers of stock in this offering.

In  the  event  that  75%  of  the  maximum  proceeds  is  raised  through  the  sale  of  562,500  shares,  the Company’s net book value will be approximately $0.0211502 per share. Any investor will suffer an immediate and substantial dilution of approximately $0.078850 per share while the present stockholders will receive an increase in value of $0.018874 per share in the net tangible book value of the shares they hold. This will result in a 78.85% dilution for purchasers of stock in this offering.

In the event that 50% of the offering or 375,000 shares is achieved, the Company’s net book value will be approximately $0.0157248 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.084275 per share while the present stockholders will receive an increase of $0.013448 per share in the net tangible book value of the shares they hold. This will result in a 84.28% dilution for purchasers of stock in this offering.

 In the event that 25% of the offering or 187,500 shares is achieved, The Company’s net book value will be approximately $0.0094975 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.090502 per share while the present stockholders will receive an increase of $0.007221 per share in the net tangible book value of the shares they hold. This will result in a 90.50% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.10	$0.10	$0.10	$0.10

Book Value Per Share Before the Offering	$0.0022766	$0.0022766	$0.0022766	$0.0022766

Book Value Per Share After the Offering	$0.0094975	$0.0157248	$0.0211502	$0.0259194

Net Increase to Original Shareholders	$0.0072201	$0.0134482	$0.0188736	$0.0236428

Decrease in Investment to New Shareholders	$0.0905020	$0.8427500	$0.0788500	$0.0740810

Dilution to New Shareholders (%)	90.50%	78.85%	84.28%	74.08%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 750,000 shares being offered by RPI at $0.10 per share.

RPI is offering for sale common stock. If RPI is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by RPI. All of these shares will be issued to business associates, friends, and family of the current RPI’s shareholders. The Officer and Director of RPI, Ronald G. Brigham, will not register as broker-dealers in connection with this offering. Ronald Brigham will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that  are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market

This offering will be conducted on a best-efforts basis utilizing the efforts of Ronald G. Brigham, the sole officer and director of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Brigham. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this offering, Mr. Brigham does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by Mr. Brigham in connection with sales of RPI’s securities will be transmitted immediately into the Company’s bank account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Brigham will not receive commissions for any sales he originates on RPI’s behalf. The Company believes that Mr. Brigham is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Brigham:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

RPI’s officer and director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if RPI were to enter into such arrangements, the Company will file a  post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, RPI has not identified the specific states where the offering will be sold. RPI may file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Rhino Productions, Inc.  and will be deposited in the Company’s bank account. All subscription agreements and checks are irrevocable and should be delivered to Rhino Productions, Inc., 16887 NW King Richard Court, Sherwood, Oregon 97140. Failure to do so will result in checks being returned to the investor who submitted the check. The Company will continue to receive funds until the date when the sale of all 750,000 shares is completed or the Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Ronald G. Brigham, President, Rhino Productions, Inc.  16887 NW King Richards Court, Sherwood, Oregon 97140. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company reserves the right to either accept or reject any subscription. Any subscription rejected within the offering  period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once RPI accepts a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

RPI is not currently a party to any legal proceedings. RPI’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC. The telephone number is: (925) 270-7625.

RPI’s sole officer and director has not been convicted in a criminal proceeding nor has he been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Brigham, the Company’s sole officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against RPI..

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

RPI’s executive Officer, Director and Control Person and their respective ages as of October 31, 2007 is as follows:

Directors:

Name of Director	Age

Ronald G. Brigham	56

Executive Officers:

Name of Officer	Age	Office

Ronald G. Brigham	56	President, Chief Financial Officer, Secretary and Treasurer

Notes:

1 The Company’s sole director will hold office until the next annual meeting of the stockholders, which shall be held in August of 2008, and until successors have been elected and qualified. At the present time, sole officer was appointed by the sole director and will hold office until he resigns or is removed from office.

2 Ronald G. Brigham has obligations to entities other than RPI. The Company expects Mr. Brigham to spend approximately 10-20 hours per week on corporate business affairs. At the date of this prospectus, RPI is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

3 Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Board of Directors have no nominating, auditing or compensation committees.

The following, sets forth certain information regarding RPI executive officer and director as of the date of this prospectus:

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below, is a brief description of the background and business experience of our executive officer and director for the past five years

Ronald G. Brigham, President, Member of the Board of Directors , age 56.

Mr. Ronald G. Brigham graduated with a B.S. in Management from the University of Oregon in 1976.   Since then, he has been a Director of Operations for several companies.  From 1981 through 1994, Mr. Brigham was in charge of operations for a multiple-unit McDonald's franchisee in Eugene, Oregon.  During his tenure in Eugene, Mr. Brigham was on the Lane Community College Food Advisory Board which helped shape educational opportunities for students in the restaurant industry.   From 1995 through 2000, he honed operations at two coffee companies, where he significantly reduced operating expenses and grew revenue.  From 2000 through 2005, Ronald Brigham directed operations at Pizza Schmizza and KnowledgePoints, Inc., where he ran company units and also consulted franchise owners.   From 2005 to current, Mr. Brigham, has been District Manager for SmarteCarte, Inc. and is in charge of multiple locations throughout the Oregon Region.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

RPI has no significant employees other than the Officer and Director described above, whose time and efforts are being provided to RPI without compensation.

BOARD COMMITTEES

RPI has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors RPI is authorized to have is seven (7). However, in no event may RPI have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to RPI to own more than 5% of the outstanding common stock as of October 31, 2007 and by the Officer and Director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Common Stock	Ronald G. Brigham 16887 NW King Richard Court Sherwood, Oregon 97140	2,150,000 shares	91.49%

The percent of class is based on 2,350,000 shares of common stock issued and outstanding as of October 31, 2007

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share. 70,000,000 are designated as Common Stock and 5,000,000 are undesignated Preference Shares.

COMMON STOCK

As of October 31, 2007, there are 2,350,000 shares of common stock issued and outstanding.  On October 23, 2007, 2,150,000 shares were issued to our Chief Executive Officer / Director, Ronald G. Brigham in consideration of $4,894.68 cash,  On October 23, 2007, Jameson Capital, LLC was issued 100,000 shares in consideration of $227.66 in cash and on October 23, 2007 Ramsgate Group, Inc. was issued 100,000 shares in consideration of $227.66 in cash.

The holders of RPI’s common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in RPI’s shares, reducing the level of trading activity in any secondary market that may develop for the Company’s shares, and accordingly investors in RPI’s securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

RPI is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. However, the Company has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of RPI, Inc stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of RPI’s Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company directors.

CASH DIVIDENDS

As of the date of this prospectus, RPI  has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, RPI will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of RPI’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Kyle Tingle, CPA, LLC, 3145 East Warm Springs Road, Suite 450, Las Vegas, NV 89120 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding RPI’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who, in his capacity as such, is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, RPI has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of RPI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, RPI will, unless in the opinion of the Company’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

RPI was incorporated on October 16, 2007, under the laws of the State of Nevada.

There are no promoters being used in relation with this offering. No persons who may, in the future be considered a promoter, will receive or expect to receive any assets, services or other consideration from RPI. No assets will be or are expected to be acquired from any promoter on behalf of RPI. In addition, see Certain Relationships and Related Transactions on page 28. In addition, please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Rhino Productions, Inc. was incorporated on October 16, 2007, in the state of Nevada and is a development stage company. RPI has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, RPI has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. RPI is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

RPI has yet to commence planned operations to any significant measure. As of the date of this Prospectus, the Company has had only limited start-up operations and has not generated any significant revenues. The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

RPI’s  administrative office is located at 16887 NW King Richard Court, Sherwood, Oregon 97140.

RPI’s fiscal year end is December 31.

BUSINESS OF ISSUER

Principal Products and Principal Markets

Rhino Productions, Inc. was incorporated in the state of Nevada on October 16, 2007. The Company has the principal business objective of providing cost effective, high quality coffee and wine products, accessories and related equipment for the discriminating consumer, at convenient retail locations.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Rhino Productions has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.  Our fiscal year end is December 31st.

As of October 31, 2007, the date of the Company's last audited financial statements, RPI has raised $5,350 through the sale of common stock. There is approximately $5,350 cash on hand and in the corporate bank accounts. RPI currently has no liabilities. In addition, RPI anticipates additional costs associated with this offering will be approximately $5,200. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Rhino Productions, Inc. filed with this prospectus.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our services, investigating real estate locations suitable for operating units, costing of future build-out costs and identifying future sources of capital.

Currently, RPI has one Officer and Director. Our Officer and Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

RPI intends to enter into the retailing of gourmet coffee and wine from a common location that will be “coffee bars by day and wine bars by night.” The Company will take advantage of the traditional operating hours of coffee bars and wine bars. Coffee bars derive most of their revenue in the early morning hours and many actually close their doors in the late afternoon. The corollary to that is the wine bar. Wine bars obtain virtually all of their income during the evening hours and typically open for business in the 4:00 PM – 5:00 PM time frame. The Company will use this relationship to maximize revenue for each location by utilizing the physical plant resources to serve coffee customers in the day and wine customers at night. Tables and chairs and other décor elements will be designed to be comfortable and appealing to both coffee drinkers and wine drinkers. The specific fictitious name that will be used by the Company for the coffee and wine bars has not yet been selected.

Potential principal markets include any region in the United States with identified affinity groups for coffee and wine.  The Pacific Northwest is being looked at closely.  The region is the birthplace of many coffee companies and has also had a steadily increasing number of wineries.  In the Portland, Oregon metro market, cities such as West Linn, Sherwood and Lake Oswego have a high average income, a penetration of coffee shops and they are located very close to the burgeoning Willamette Valley wine region.

Distribution Methods of the Services

Beginning early in the morning, the Company will open as a coffee bar and serve high quality espresso drinks and coffee.  The Company will source a wholesale coffee company that provides a superior quality whole bean coffee to produce superior espresso drinks and brewed coffee.  The Company will make use of automatic espresso machines.  Automatic machines have advantages; they grind each shot fresh, tamp each shot with exactly the same pressure.  Customers will receive a consistent quality product from location to location and employee to employee. RPI will make the traditional espresso drinks including Lattes, Mochas and Cappuccinos and also offer several espresso drinks unique to the Company with proprietary names.  Brewed coffee will be treated with the same emphasis on quality as the espresso drinks.  The Company will purchase superior coffee beans and brew with the highest extraction standards; 4 ounces net weight of fresh ground coffee to 60 fluid ounces of water.  Brewers with water jacket heaters will be purchased so that coffee is never exposed to direct heat.

In the late afternoon, the locations will transition from coffee bars to wine bars.  Coffee and espresso drinks will be available, but wine bar operations will take center stage during the evening hours.  Fine wines from around the world will be offered by the glass.  The Company will utilize a Cruvinet®, or a similar type ofwine dispensing system that uses inert gas, typically nitrogen, to flush out all the oxygen from open bottles of wine.  Open bottles of wine can be sold by glass and will stay virtually as fresh as if the bottles were not opened.  RPI will have an executive wine tasting panel that will be responsible to keep a current list of wines by the glass that appeal to a broad spectrum of wine drinkers.  Simple, but elegant foods will be chosen that specifically complement the wine selections, including gourmet cheeses & breads, and Italian style panini sandwiches.  Food will be designed to be easily prepared by employees in a short amount of time.  The wine panel will also plan special wine offerings such as “vertical tastings” – the same wine from successive vintage years, or “appellation tastings” – the same grape variety offered by different wineries in the same region, usually from the same vintage year.  The language of wine will definitely be spoken at RPI.

We are currently working with an experienced Internet service provider to develop a comprehensive Internet presence. Additionally, we plan on identifying local business organization, service groups and small business development companies who may be instrumental in assisting us in making our services known to the target audience of potential clients. Once a potential client has been identified, a personal call will be made to that company or organization to further explain our services and to arrange a face-to-face meeting.

Marketing

Many companies are regionally focused firms in terms of distribution of either wine or coffee. Few have combined the concept of offering gourmet coffee during the day and selling wine in the late afternoon and evening.  Several smaller competitors exist nationwide, who operate in their local markets only, offer versions of RPI’s concept, but do not offer specifically the services in the atmosphere envisioned by the Company’s management.  RPI has not, as of the date of this Prospectus, determined where or when a Company unit will be opened or operated.

Once the company has secured its initial location and has built out the facility, inventory the company intends to be used in its operation, will be purchased. RPI will embark on a two-pronged marketing campaign. The company will, through direct marketing and selected media advertisements, target demographic areas most likely to contain potential clients for the services offered by RPI. These marketing efforts are an integral part of our overall marketing and brand awareness plan.

The company will develop a comprehensive website for busy working people and internet savvy consumers. The website will offer coffee and wine products for sale. Customers will find answers to common questions about wine and coffee, store locations and will have the ability to purchase gift certificates.

Industry Background and Competitive Business Conditions

This respective industries of wine and coffee are replete with competition at all levels of expertise and ethical variances. By maintaining strong community ties and mandating the highest level of courtesy, personal service and ethical standards, RPI can gain and maintain a stellar reputation for honesty and customer loyalty, thereby insuring repeat business. Additionally, the Company will spend considerable efforts to develop customer relationships that insures repeat business for the consumable and non-consumable products offered by RPI.

Need For Government Approval

There are no restrictive rules or regulations for the sale of coffee products.  There are rules, specific to each State, concerning the sale of alcohol.  However, rules and regulations are more relaxed for beer and wine than for hard liquor products such as vodka, rum and whiskey.  Rhino Production, Inc. will not sell any hard liquor, nor does it have any plans to consider such products in the future.  The Company will promote an atmosphere that focuses on wine and promotes wine appreciation and education.

Number of Total Employees and Number of Full Time Employees

RPI is currently in the development stage. During this development period, RPI plans to rely exclusively on the services of Ronald G. Brigham, the sole officer and director, to establish business operations and perform or supervise the minimal services required at this time. RPI believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees. Mr. Brigham’s responsibilities are mainly administrative at this time, as the Company’s operations are minimal.

Upon the implementation of the Company’s business plan, line employees will specifically be hired to work either the coffee component or the wine component of the outlets.  The Company will select employees who are coffee aficionados and wine aficionados respectively.  Extensive and ongoing training programs will further increase the knowledge of RPI’s employees.  Besides product knowledge, customer relations will also be emphasized.  The Company will implement customer recognition programs where employees are rewarded for remembering customers’ names and their favorite drinks.

REPORTS TO SECURITY HOLDERS

RPI is not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this prospectus, RPI is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-KSB, which will include audited financial statements.

Upon effectiveness of this Form SB-2, RPI expects to be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and will file reports including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials RPI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that site is www.sec.gov.

MANAGEMENT DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or  words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from the sale of coffee, wine and related products.  Our only other source for cash at this time is investments by others in this offering.

We must raise cash to implement our project. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering ($75,000), the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and design consultants.

The location the Company chooses for its initial coffee and wine bar and the appeal of the products and services to potential customers will determine our success or failure.

It is essential to the Company's success that it can demonstrate timely delivery of the service menu at a price that is acceptable to potential customers. The company anticipates that if it is to attract customers from competitors, not only will we have to offer an extensive menu, but will also have to operate at hours that coincide with a busy person’s away-from-work schedule.

The Company's success is also reliant on its ability to purchase products used in its operation, as well as sold on the internet and in the cafes, directly from the manufacturer and vintners. We cannot state whether we will be successful in negotiating competitive pricing from these suppliers. The company will not attempt to begin sourcing products until we have raised capital from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we can find a desirable location for a cafe that we can build-out and we receive a positive reaction from potential customers in the marketing area, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional inventory or finance working capital. If we do not raise all of the funds we need from this offering to complete our initial development phase, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others.

At present, our officer is unwilling to make any commitment to loan us any money at this time, but may reconsider if we find a desirable location at reasonable pricing.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If RPI needs additional cash and can't raise it, we will either have to suspend development operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If RPI is unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise more money.

Attempting to raise additional capital after failing in any phase of our development plan would be difficult. As such, if RPI cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. RPI’s President will be responsible for the initial development efforts. Once the company is ready to build its Internet website, it will hire an independent consultant to build the site. The company also intends to hire consultants for other development phases  initially on a per job only basis to keep administrative overhead to a minimum.

From inception to October 31, 2007, the company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the company must raise additional capital after this registration statement becomes effective. The company must begin the process of sourcing its products in order to supply perspective customers with product as well as provide an operating inventory. The company must develop a web site in order to showcase its products, hire consultants and begin a sales and marketing campaign.

The Company anticipates it will be able to begin sourcing products within 120 days of this registration statement becoming effective. The sourcing process would entail the company's management deciding which manufacturers, suppliers and vintners it would like to visit to purchase product samples and negotiate pricing and delivery of the products chosen. Once the company has identified its potential product suppliers the company's President will travel to France, Italyand Germanyto visit the identified wineries. The company anticipates it will have its initial product samples within 180 days of this registration statement becoming effective. The company anticipates the minimum cost of travel and initial sample orders to be $6,000.

Once the company has taken physical delivery of its initial product samples the company will have to develop a website to showcase its product line to prospective customers. The company anticipates that the cost to fully develop the web site would be $15,000. The company anticipates that the web site could be functional approximately 270 days after this registration becomes effective.

The company will have to hire a marketing consultant to begin its sales and marketing efforts. The company anticipates it will hire a consultant within approximately 270 days of this registration statement becoming effective. The company anticipates the costs of its sales and marketing efforts to be approximately $16,000. The company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The company anticipates it would complete initial product sales 360 days after this registration statement becomes effective.

RPI was incorporated on October 16, 2007. The Company has generated no revenues while incurring $12,370 in total expenses. This resulted in a net loss of $12,370 since inception, which is attributable to general and administrative expenses.

Since incorporation, RPI has financed its operations through minimal business activity and funds from its founders.

To date, RPI has not implemented fully planned principal operations. Presently, RPI is attempting to secure sufficient monetary assets to increase operations. The Company cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of RPI’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

1. Researching and strategically targeting specific distributors, equipment manufactures, wholesalers and vintners with whom RPI deals for the purpose of acquiring the necessary assets and permits to engage in a retail establishment providing food and beverage.. The Company expects to use a portion of the funds allocated toward working capital to engage in this activity.

2. Canvas the identified and targeted distributors, manufactures, wholesalers and vintners to ascertain, isolate and anticipate their present and future capacities. The Company expects to use a portion of the funds allocated toward accumulating these products.

3. Establish personal and business relationships with key individuals within the industry, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.

4. Establish and maintain a visible community presence.

RPI’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, the Company plans to choose one of the following courses:

Plan 1: 25% of Offering Sold. If only 25% of the offering is sold or  $18,750 is raised in this offering, RPI will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations. This entails establishment of a public awareness of the Company, including name recognition and product identification. In order to initiate implementation of a public awareness program, RPI intends to use approximately $1,200 of the monies allocated toward working capital for this purpose.

The Company has budgeted $1,000 for office equipment and furniture, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine and telephone equipment.

RPI has allocated $500 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

The Company has allocated $1,000 for sales and marketing, specifically for a frugal advertising campaign, with the intent to piggyback on larger programs as much as possible.

RPI  has allocated $1,750 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including accumulation of inventory.

The Company believes it will be able to execute the business plan adequately and commence operations as a going concern if 25% of this offering are realized. RPI does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 50% of the Offering. In the event 50% of the offering is raised, management will supplement its activities addressed in Plan 1, as delineated above. The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received. The Company expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment increases to $2,000.

The allocation for office supplies increases to $1,000, mostly in anticipation of increasing postage and mailing costs.

The allocation for sales and marketing increases to $10,000 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $5,000 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: 75% of the Offering. In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above. The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received. The Company expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment remains at $1,500.

The allocation for office supplies increases to $2,000 mostly in anticipation of increasing postage and mailing costs.

The allocation for sales and marketing increases to $14,000 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $13,450 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

The allocation for Travel and Consulting increases to $16,000 allowing for additional work associated with site selection.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Plan 4:100% of the Offering. In the event the maximum amount of $75,000 is raised, the Company still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust. Under Plan 4, management will supplement the activities addressed in Plan3, as delineated above.

The allocation for office equipment remains constant.

The allocation for office supplies remains constant.

The allocation for sales and marketing increases to $16,000 allowing for the possible development of greater revenue.

The allocation for working capital increases to $28,200 allowing for greater flexibility in meeting potential customer needs.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.Regardless of the ultimate outcome and subsequent plan to be implemented, the Company has budgeted for certain expenditures that it expects to remain constant. RPI  expects accounting, legal and professional fees to be $2,200 for the full year 2007. All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees associated with the filing of Form 15 (c) 211 are expected to aggregate $2,800, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company. All use of proceeds figures represent management’s best estimates and are not expected to vary significantly. However, in the event the Company incurs or expects to incur expenses materially outside of these estimates, RPI  intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

RPI’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If RPI does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If RPI  does not produce sufficient cash flow to support RPI  operations over the next 12 months, RPI may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. RPI can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

RPI management does not expect to incur research and development costs.

RPI currently does not own any significant plant or equipment that it would seek to sell in the near future.

RPI management does not anticipate the need to hire employees over the next 12 months, with the possible exception of secretarial support should business develop of a sufficient nature to necessitate such expenditure. Currently, the Company believes the services provided by its officer and director appears sufficient at this time. RPI believes that its operations are currently on a small scale that is manageable by one individual at the present time.

RPI has not paid for expenses on behalf of any director. Additionally, RPI believes that this fact shall not materially change. The Company does, however, owe Mr. Brigham $350 he advanced for the purpose of incorporating the Company. This is an obligation of the Company and is carried as a liability to Mr. Brigham.

RPI  has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

RPI does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

RPI  uses an administrative office located at 16887 NW King Richard Court, Sherwood, Oregon 97140. Office space, conference room, telephone services and storage is currently being provided free of charge at this location. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

RPI  management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 23, 2007, Ronald G. Brigham, the sole officer, director and employee, paid for expenses involved with the incorporation of RPI with his personal funds on RPI’s  behalf in the amount of $350. No shares were issued for this act, but the Company considers this advance a loan and it is carried on the books and records of the company as a Current Liability. This loan is due on demand.

All shares issued to the founders were at a price per share of $0.0022766. The price of the common stock issued to the founders was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

RPI’s principal office space is being provided free of charge at the present time. Please refer to the section titled “Description of Property” herein.

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Ronald G. Brigham, sole officer and director of RPI is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of RPI. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officer and sole Director;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

RPI issued 100,000 shares of Common stock to Jameson Capital, LLC for $227.66 in cash.  Value was determined as an arms length transaction between non-related parties.

RPI issued 2,150,000 shares of Common stock to Ronald G. Brigham for $4894.68 in cash . Value was determined as an arms length transaction between non-related parties.

RPI issued 100,000 shares of Common stock to Ramsgate Group, Inc. for $227.66 in cash Value was determined as an arms length transaction between non-related parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in RPI Common Stock. This prospectus is a step toward creating a public market for the Company’s stock, which may enhance the liquidity of RPI’s shares.

However, there can be no assurance that a meaningful trading market will develop. RPI and its management make no representation about the present or future value of the Company’s Common Stock.As of the date of this prospectus,

1. There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of RPI;

2. There are currently 2,150,000 shares of RPI  common stock held by its sole officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act. In addition, two non-affiliated entities were issued 100,000 shares each;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, RPI has 2,350,000 shares of common stock outstanding. Ronald G. Brigham, the Company’s  sole officer and director, beneficially holds 2,150,000 of these shares of common stock. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, RPI has 2,350,000 shares of $0.001 par value common stock issued and outstanding held by 3 shareholder of record, Ronald G. Brigham, who is also the sole officer and director of RPI. The Company has not presently secured a independent stock transfer agent, but has identified one that will be retained upon close of the offering to facilitate the processing of stock certificates. Such transfer agent will be Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701. The telephone number is  (727) 289-0069.

DIVIDENDS

RPI  has never declared or paid any cash dividends on either its preferred or common stock. For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

RULE 144 SHARES

A total of 2,150,000 shares of our common stock are available for resale to the public after October 23, 2008 and an additional 200,000 shares will be available for resale 90 days after the effective date of this registration statement in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 21,500 shares as of the date of this prospectus; or
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 2,150,000 shares that may be sold pursuant to Rule 144.  A non-affiliated entity, Jameson Capital, LLC, owns 100,000 Rule 144 shares and Ramsgate Group, Inc., a non-affiliated person, owns 100,000 shares.  Timothy S. Orr, Attorney at Law, whom provided the opinion letter of validity of issuance of common stock provided as an exhibit herein is a member of Jameson Capital, LLC.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Ronald G. Brigham	2007	-	-	-	-	-	-	-
Officer and Director	2007	-	-	-	-	-	-	-

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to RPI, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since RPI’s incorporation on October 16, 2007, the Company has not paid any compensation to any officer, director or employee. RPI does not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. The Company does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

RPI  currently does not have existing or proposed option/SAR grants.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
FINANCIAL STATEMENTS

OCTOBER 31, 2007

37

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Rhino Productions, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Rhino Productions, Inc. (A Development Stage Enterprise) as of October 31, 2007 the related statements of operations, stockholders’ deficit, and cash flows for the period October 16, 2007 (inception) through October 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rhino Productions, Inc. (A Development Stage Enterprise) as of October 31, 2007 and the results of its operations and cash flows for period October 16, 2007 (inception) through October 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

January 4, 2008
Las Vegas, Nevada

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
BALANCE SHEET

October 31, 2007

ASSETS

CURRENT ASSETS	$5,350

Total current assets	$5,350

Total assets	$5,350

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Officer loan	$300

Total current liabilities	$300

STOCKHOLDERS’ EQUITY
Preferred stock: $.001 par value; authorized 5,000,000 shares; none issued or outstanding at October 31, 2007	0
Common stock: $.001 par value; authorized 70,000,000 shares; 2,350,000 issued or outstanding at October 31, 2007	2,350
Additional Paid in Capital	3,000
Accumulated deficit during development stage	(300)

Total stockholders’ equity	$5,050

Total liabilities and stockholders’ equity	$5,350

See Accompanying Notes to Financial Statements.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

Oct. 16, 2007 (inception) to October 31, 2007

Revenues	$0

Cost of revenue	0

Gross profit	$0
General, selling and administrative expenses	300
Operating loss	$(300)

Nonoperating income (expense)	0

Net loss	$(300)

Net loss per share, basic and diluted	$(0.00)

Average number of shares of common stock outstanding	2,350,000

See Accompanying Notes to Financial Statements.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Capital	Stage	Total

October 23, 2007, issue common stock subscribed	2,350,000	$2,350	$3,000	$0	$5,350
Net loss, October 31, 2007				(300)	(300)

Balance, October 31, 2007	2,350,000	$2,350	$3,000	$(300)	$5,050

See Accompanying Notes to Financial Statements.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

Oct 16, 2007 (inception) to October 31, 2007
Cash Flows From Operating Activities
Net loss	$(300)
Adjustments to reconcile net loss to cash used in operating activities:	0

Net cash used in operating activities	$(300)

Cash Flows From Investing Activities	$0

Cash Flows From Financing Activities
Common stock issued	$5,350
Advances from officer	300

Net cash provided by financing activities	$5,650

Net increase in cash	$5,350

Cash, beginning of period	$0

Cash, end of period	$5,350

Supplemental Information and Non-monetary Transactions:

Interest paid	$0

Taxes paid	$0

See Accompanying Notes to Financial Statements.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:

Rhino Productions, Inc. (“Company”) was organized October 16, 2007 under the laws of the State of Nevada for purpose of providing cost effective, high quality coffee and wine products, accessories and related equipment.  The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise.

A summary of the Company’s significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of October 31, 2007.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.”This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,”and amends FASB Statement No. 95, “Statement of Cash Flows.”This statement requires apublic entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company is currently attempting to raise capital in order to initiate its business plan which will, if successful, mitigate these factors which raise substantial doubt about the Company’s ability to continue as a going concern.  The Company will be dependent upon the raising of this additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Recent Accounting Pronouncements

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, “Implementation Guidance for FASB 123 (R).”  The staff  believes the guidance in the SAB will assist issuers in their initial implementation  of  Statement  123R and  enhance  the  information  received  by investors and other users of financial  statements,  thereby  assisting  them in making investment and other decisions.  This SAB includes  interpretive guidance related to share-based payment transactions with non-employees,  the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected  volatility  and expected  term),  the  accounting  for certain redeemable financials instruments issued under share-based payment arrangements, the  classification  of  compensation  expense,   non-GAAP  financial  measures, first-time  adoption of Statement 123R in an interim period,  capitalization  of compensation cost related to share-based  payment  arrangements,  the accounting for income tax effects of  share-based  payment  arrangements  upon  adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006.  We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS  123(R)-5, “Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123(R)”was  issued  on  October  10,  2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  valueto the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  We will evaluate whether the adoption will have any impact on your financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 2.	Stockholders’ Equity

Common stock

The authorized common stock of the Company consists of 70,000,000 shares with par value of $0.001.  On October 23, 2007, the Company authorized the issuance of 2,350,000 shares of its $.001 par value common stock at $0.001 per share in consideration of $5,350 in cash. As of October 31, 2007, the shares were issued and outstanding.

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $.001. The Company has no preferred stock issued or outstanding.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2007 and since inception.  As of October 31, 2007 and since inception, the Company had no common shares outstanding.  As of October 31, 2007 and since inception, the Company had no dilutive potential common shares.

Note 3.	Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company’s deferred tax asset as of October 31, 2007 are as follows:

2007
Net operating loss carryforward at 35%	$105
Valuation allowance	(105)
Net deferred tax asset	$0

RHINO PRODUCTIONS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 3.	Income Taxes (continued)

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	2007	Since Inception
Tax at statutory rate (35%)	$105	$105
Increase in valuation allowance	(105)	(105)

Net deferred tax asset	$0	$0

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 4.	Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.  The officer of the Company has advanced $300 for organizational expenses as of October 31, 2007.

Note 5.	Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

CHANGES IN AND DISAGREEMENTS ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

RPI has had no changes in or disagreements with the accountants.

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

RPI’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at RPI request as an officer or director. The Company may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself or herself in good faith and reasonably believed that his conduct was in, or not opposed to, RPI’s best interests. In a criminal action, he or she must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, RPI shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of RPI or is or was serving at the request of RPI as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of RPI, the Company shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of RPI as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by RPI in connection with the sale of the Common Stock being registered. The Company has agreed to pay all costs and expenses in connection with this offering of Common Stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Accounting, Legal and Professional Fees	$2,000
Edgar Filing Fees	$800
Blue Sky Qualification Fees	$500
Transfer Agent Fees	$1,500

Total	$4,800

RECENT SALES OF UNREGISTERED SECURITIES

During the past year, RPI issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On October 23, 2007, Ronald G. Brigham, the sole officer, director and employee of RPI, paid for expenses involved with the incorporation of the Company with his personal funds on behalf of the Company in the amount of $350 which is carried on the books and records of the Company as a liability. In addition,  in exchange for 2,150,000 shares of Common Stock of the Company, par value $0.001 per share, he paid $4,894.68 in cash. On October 23, 2007, 100,000 shares of Common Stack of the Company, par value $0.001 per share, was issued to Jameson Capital, LLC for which was paid $277.66 in cash and  100,000 shares of Common Stack of the Company, par value $0.001 per share, was issued to Ramsgate Group, Inc. for which was paid $277.66 in cash.

At the time of the issuance, each purchaser of our Common Stack was in possession of all available material information about the Company. On the basis of these facts, RPI claims that the issuance of stock to the Company founding shareholders qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The Company believes that the exemption from registration for these sales under Section 4(2) was available because:

1. Purchasers of our Common Stack had fair access to all material information about RPI before investing;

2. There was no general advertising or solicitation; and

3. The shares bear a restrictive transfer legend.

EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation

3.2	Bylaws

5.1	Legal Opinion with Consent

23.1	Consent of Accountant

99(b)	Subscription Agreement

UNDERTAKINGS

In this Registration Statement, RPI is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, the Company is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, RPI includes the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Sherwood, State of Oregon on February 1, 2008.

Rhino Productions, Inc.
(Registrant)

By: /s/ Ronald G. Brigham
President Chief Executive Officer Chief Accounting Officer (Chief Financial Officer) Secretary-Treasurer Director